EXHIBIT 3.1

Microfilm Number_________   Filed with the Department of State on_______________


Entity Number____________   ____________________________________________________
                                        Secretary of the Commonwealth


                            ARTICLES OF INCORPORATION


Type of domestic corporation:  Business Stock (15 Pa. C.S. ss.1306)

This corporation is incorporated under the provisions of the Business Corporation Law of 1988, as amended.

Article 1. Corporate Title:  The name of the corporation is Prime Newco, Inc.

Article 2. Registered Office. The address of this corporation's initial registered office in this Commonwealth and the county of venue is 6425 Rising Sun Avenue, Philadelphia, PA 19111, Philadelphia County.

Article 3. Incorporation. The name and address, including street and number, of the incorporator is:

                 Name                                        Address
                 ----                                        -------
                 David F. Scranton                    Stradley, Ronon, Stevens
                                                       & Young, LLP
                                                      2600 One Commerce Square
                                                      Philadelphia, PA  19103


Article 4. Capital Stock. The aggregate number of shares of all classes of the capital stock which the corporation is authorized to issue is 15,000,000, of which 13,000,000 shall be common stock, par value $1.00 per share, and of which 2,000,000 shall be preferred stock, par value $1.00 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of shareholders except as otherwise provided in this Article 4 or to the extent that such approval is required by governing law, rule, or regulation. In the absence of actual fraud in the transaction, the value of property, labor, or services given as consideration for shares of the Corporation, as determined by the Board of Directors of the Corporation, shall be conclusive.

        No shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Corporation other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the votes cast by all shareholders entitled to vote thereon, and if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

        Nothing contained in this Article 4 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share; Provided, that this restriction on voting separately by class or series shall not apply:

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       (i)       To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

       (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Corporation with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Corporation if the preferred stock is exchanged for securities of such other corporation; and

       (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Article 4 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving corporation in a merger or consolidation for the Corporation, shall not be considered to be such an adverse change.

        A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

        A. Common Stock. Except as provided in this Article 4 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, including the election of directors. There shall be no cumulative voting rights in the election of directors. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

        Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the board of directors.

        In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after:
(1) payment or provision for payment of the Corporation's debts and liabilities; and (2) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution or winding up of the Corporation.

        B. Preferred Stock. The board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, and by filing a statement amending these Articles of Incorporation pursuant to the applicable law of the Commonwealth of Pennsylvania, to provide for the issuance of one or more classes of preferred stock, each of which shall be separately identified and to determine the relative size, voting rights, designations, preferences, limitations and other rights of each such class or any series thereof shall be as

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designated by the board of directors in such resolutions. In the event the holders of preferred stock are given voting rights, there shall be no cumulative voting with respect to such shares of preferred stock, including without limitation, in the election of directors. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

        1. the distinctive serial designation and the number of shares constituting such series;

        2. the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

        3. the voting powers, full or limited, if any, of shares of such series;

        4. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

        5. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

        6. whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such funds and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

        7. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation and, if so, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made and any other terms and conditions of such conversion or exchange;

        8. the price or other consideration for which the shares of such series shall be issued; and

        9. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

        Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.


Article 5. Call of Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time only by the chairman of the board or the president of the Corporation, or a majority of the board of directors of the Corporation.

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Article 6.  Preemptive Rights.  Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares of the Corporation which may be issued.

Article 7. Approval for Acquisitions of Control and Offers to Acquire Control. In the event that the Corporation ceases to own a majority interest in any federally insured depository institution, this Article 7 shall thereupon cease to be effective.


        Subsection 1. Shareholder Vote and Regulatory Approval Required for
                      Acquisition of Control at any Time.

        No Person shall acquire Control of the Corporation at any time, unless such acquisition has been approved prior to its consummation by the affirmative vote of at least two-thirds of the outstanding shares of Voting Stock (as defined in Subsection 4 hereof) at a duly constituted meeting of shareholders called for such purpose; provided, however, that this provision shall not apply if such acquisition of Control has been approved by at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. In addition, no Person shall acquire Control of the Corporation at any time without obtaining prior thereto approval from all applicable federal, state, and local governmental authorities. In the event that Control is acquired without obtaining all such regulatory approvals, such acquisition shall constitute a violation of this Article 7 and the Corporation shall be entitled to institute a private right of action to enforce such statutory and regulatory provisions. The terms "Person", "Control" and "Offer" as used in this Article 7 are defined in subsection 3 hereof.


        Subsection 2. Approval Required for Offers to Acquire Control.

        No Person shall make any Offer to acquire Control of the Corporation, if the Corporation's common stock is then traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System, unless such Person has received prior approval to make such Offer by complying with either of the following procedures:

                 1. The Offer shall have been approved by at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose, or

                 2. The Person proposing to make such Offer shall have obtained approval to acquire control of the Corporation from all applicable federal, state and local governmental authorities.

        Subsection 3. Certain Definitions.

        For purposes of this Article 7:

           A. "Control" means the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, 10 percent or more of the Voting Stock; provided, that the solicitation, holding and voting of proxies obtained by the board of directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall not constitute "Control."

           B. "Group Acting in Concert" includes Persons seeking to combine or pool their voting or other interests in the Voting Stock for a common purpose, pursuant to any contract, understanding, relationship,

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              agreement or other arrangement, whether written or otherwise;
              provided, that a "Group Acting in Concert" shall not include the board of directors of the Corporation in its solicitation, holding and voting of proxies obtained by it pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Exchange Act.

           C. "Offer" means every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request invitation for tender of, Voting Stock.

           D. "Person" means any individual, firm, corporation or other entity including a Group Acting in Concert.

           E. "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

        Subsection 4. Inapplicability of Public Offering.

        This Article 7 shall not apply to the purchase of securities of the Corporation by underwriters in connection with a public offering of such securities.

Article 8. Certain Business Combinations.

        A. Vote Required for Certain Business Combinations

           1. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section B of this Article 8:

              (a) any merger, consolidation, division or share exchange of the
                  Corporation or any Subsidiary (as hereinafter defined) with
                  (i) any Interested Shareholder (as hereinafter defined) or
                  (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger, consolidation, division or share exchange would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

              (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

              (c) the issuance or transfer by the Corporation or any Subsidiary
                  (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market value of $1,000,000 or more; or

              (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

              (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or

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                  any other transaction (whether or not with or into or
                  otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of the class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

              shall require the affirmative vote of (A) the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class and (B) the holders of at least a majority of the Voting Stock, voting together as a single class, excluding for purposes of calculating both the affirmative vote and the number of outstanding shares of Voting Stock all shares of Voting Stock of which the beneficial owner is an Interested Shareholder or any Affiliate of an Interested Shareholder referred to in clauses
              (a) through (e) in this Subsection 1. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

           2. Definition of "Business Combination." The term "Business Combination" as used in this Article 8 shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of subsection 1 of this section A.

        B. When Higher Vote is Not Required. The provisions of section A of this
Article 8 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following subsections 1 and 2 are met:

           1. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

           2. Price and Procedure Requirements. All of the following conditions shall have been met:

              (a) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the higher of the following:

                  (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of common stock acquired by it within the two-year period immediately prior to (a) the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (b) the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher; or

                  (ii) the Fair Market Value per share of common stock on the
                       Announcement Date or on the Determination Date, whichever is higher.

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              (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subsection 2(b) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                  (i)  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it
                        (a) within the two-year period immediately prior to the Announcement Date or (b) the Determination Date, whichever is higher;

                  (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                  (iii) The Fair market Value per share of such class of Voting
                        Stock on the Announcement Date or on the Determination Date, whichever is higher.

              (c) The consideration to be received by holders of a particular class of Voting Stock (including common stock) in the Business Combination shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such Voting Stock shall be either cash or the form used to acquire the largest number of shares of such Voting Stock previously acquired by it.

              (d) After the Determination Date and prior to the consummation of such Business Combination: (i) there shall have been (A) no reduction in the annual rate of dividends paid on the capital stock (except as necessary to reflect any subdivision of the capital stock), except as approved by a majority of the Board of Directors, and (B) an increase in such annual rate of dividends necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock, unless the failure so to increase such rate is approved by a majority of the Continuing Directors; and (ii) such Interested Shareholder shall have not become the beneficial owner of any additional share of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

              (e) After such Interested Shareholder has become an Interested
                  Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

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              (f) A proxy or information statement describing the proposed
                  Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder
                  (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).


        C. Certain Definitions. For the purposes of this Article 8:

           1. A "person" shall mean any individual, firm, corporation or other entity.

           2. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

              (a) is the beneficial owner, directly or indirectly, of more than
                  10% of the voting power of the outstanding Voting Stock; or

              (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

              (c) is an assignee of or has otherwise succeeded to any shares of
                  Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering with the meaning of the Securities Act of 1933.

           3. A person shall be a "beneficial owner" of any Voting Stock:

              (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

              (b) which such person or any of its Affiliates or Associates has
                  (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

              (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

           4. For the purposes of determining whether a person is an Interested Shareholder pursuant to subsection 2 of this section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subsection 3 of this section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

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           5. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

           6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subsection 2 of this section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

           7. "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors of the Corporation prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors of the Corporation.

           8. "Fair Market Value" means:

              (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors of the Corporation in good faith; and

              (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors of the Corporation in good faith.

        D. Powers of the Board of Directors. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this
Article 8, on the basis of information known to them after reasonable inquiry,
(1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

        E. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article 8 shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

        F. Amendment. In addition to any affirmative vote required by law or these Articles of Incorporation, no amendment, addition, alteration, change or repeal of this Article 8 shall be made unless such is first proposed by the board of directors and thereafter approved by the affirmative vote of shareholders holding no less than 75% of the outstanding shares of Voting Stock at a legal meeting.

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Article 9. Anti-Greenmail. Any direct or indirect purchase or other acquisition by the Corporation of any Voting Stock (as defined in Article 8 hereof) from any Significant Shareholder (as hereinafter defined) who has been the beneficial owner (as defined in Article 8 hereof) of such Voting Stock for less than two years prior to the date of such purchase or other acquisition shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the total number of outstanding shares of Voting Stock, excluding in calculating such affirmative vote and the total number of outstanding shares all Voting Stock beneficially owned by such Significant Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, but no such affirmative vote shall be required (i) with respect to any purchase or other acquisition of Voting Stock made as part of a tender or exchange offer by the Corporation to purchase Voting Stock on the same terms from all holders of the same class of Voting Stock and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder or (ii) with respect to any purchase of Voting Stock, where the board of directors has determined that the purchase price per share of the Voting Stock does not exceed the fair market value of the Voting Stock. Such fair market value shall be calculated on the basis of the average closing price or the mean of the bid and ask prices of a share of Voting Stock for the 20 trading days immediately preceding the execution of a definitive agreement to purchase the Voting Stock from a Significant Shareholder.

        For the purposes of this Article 9, "Significant Shareholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Voting Stock is owned, directly or indirectly, by the Corporation) who or which is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the outstanding Voting Stock.

Article 10. Directors. The business and affairs of the Corporation shall be managed under the direction of a board of directors. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws. The Corporation's board of directors shall be divided into three classes named Class I, Class II and Class III, with each class to be initially filled by the Incorporator. The number of directors in each class shall be as nearly equal as possible. No decrease in the number of directors shall affect the term of any director then in office. The classification shall be such that the term of one class shall expire each succeeding year. The terms, classifications, qualifications and election of the board of directors and the filling of vacancies thereon shall be as provided herein and in the bylaws. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

Article 11. Bylaws. The board of directors or the shareholders may from time to time amend the bylaws of the Corporation. Such action by the board of directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. Such action by the shareholders shall require the affirmative vote of at least two-thirds of the votes cast by all shareholders entitled to vote thereon at a duly constituted meeting of shareholders called for such purpose.

Article 12. Amendment of Charter. Except as otherwise provided in these Articles of Incorporation or as otherwise required by law, no amendment, addition, alteration, change or repeal of these articles of incorporation shall be made, unless such is first proposed by the Board of Directors of the Corporation, and thereafter approved by the shareholders by a majority of the votes cast by the shareholders entitled to vote thereon at a legal meeting.

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Article 13. Business Corporation Law Elections. The Corporation elects that
Subchapters E (relating to control transactions), G (relating to control-share acquisitions) and H (relating to disgorgement by certain controlling shareholders following attempts to acquire control) of Title 15, Part II, Subpart B, Article C, Chapter 25 of the Pennsylvania Consolidated Statutes Annotated shall not be applicable to the Corporation. This election shall apply to all successor provisions to those referenced in the immediately preceding sentence, regardless of whether the designations of those provisions are subsequently changed.


        IN WITNESS WHEREOF, the incorporator has signed these Articles of Incorporation this 11th day of September, 1996.


                                              By: /s/ David F. Scranton
                                                  ----------------------------
                                                  David F. Scranton, Esquire

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